Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
     The following unaudited pro forma combined financial information and explanatory notes present how the combined financial statements of Mariner Energy, Inc. (“Mariner”) and Hydro Gulf of Mexico, L.L.C. (“HGOM”) may have appeared had the businesses actually been combined as of December 31, 2007 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2007 (with respect to statements of operations information). The unaudited pro forma combined financial information shows the impact of the acquisition on the historical financial position and results of operations under the purchase method of accounting with Mariner treated as the acquirer. Under this method of accounting, the assets and liabilities of HGOM are recorded by Mariner at their estimated fair values as of the date the acquisition was completed.
     The unaudited pro forma combined balance sheet as of December 31, 2007 assumes the acquisition was completed on that date. The unaudited pro forma combined condensed statement of operations gives effect to the acquisition as if it had been completed on January 1, 2007. On January 31, 2008, Mariner acquired 100% of the equity in a subsidiary of Hydro Gulf of Mexico, Inc., pursuant to the Membership Interest Purchase Agreement between them executed December 23, 2007. The acquired subsidiary, HGOM, was an indirect subsidiary of StatoilHydro ASA and owns Gulf of Mexico shelf assets and operations. Mariner paid approximately $241.1 million after giving effect to customary purchase price adjustments, and there may be additional purchase price adjustments.
     The unaudited pro forma combined financial information has been derived from and should be read together with Mariner’s historical consolidated financial statements in Part II, Item 8 of Mariner’s Form 10-K for the year ended December 31, 2007 and with HGOM’s statement of revenues and direct operating expenses which are included as Exhibit 99.1 to the Form 8-K/A of which this Exhibit 99.2 is a part. HGOM’s statement of revenues and direct operating expenses does not include all of the costs of doing business.
     The unaudited pro forma combined condensed financial information is for illustrative purposes only. The financial results may have been different had HGOM been an independent company and had the companies always been combined. You should not rely on the unaudited pro forma combined condensed financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that Mariner will achieve after the acquisition.
     The combination of HGOM with Mariner is expected to cause the average reserve life of Mariner’s oil and gas properties to decrease from current levels and to result in a higher rate of depreciation, depletion, and amortization for the combined operations. For example, the estimated proved reserves of HGOM’s properties as of December 31, 2007 were 49.7 Bcfe and production for the year ended December 31, 2007 was approximately 27.4 Bcfe, a reserve life on an annualized basis of 1.8. This ratio is indicative of the relatively higher productive rates of offshore oil and gas properties when compared to most onshore fields. While the higher productive rates generally result in a faster return on investment than onshore fields, they also result in a faster depletion of the underlying proved reserves and a resulting higher rate of depreciation, depletion, and amortization. As of December 31, 2007, Mariner’s proved reserves totaled 835.8 Bcfe and production for the year ended December 31, 2007 was approximately 100.3 Bcfe, a reserve life on an annualized basis of 8.3. For the combined operations, as of December 31, 2007, proved reserves would have totaled approximately 885.5 Bcfe and production for the year ended December 31, 2007 would have totaled 127.7 Bcfe, a reserve life on an annualized basis of 6.9. Mariner will write-up HGOM to estimated fair value as of the acquisition date; this also is expected to cause the underlying DD&A rate to increase for the combined operations.

MARINER ENERGY, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of December 31, 2007
(In thousands)

				Mariner
	Mariner	Pro Forma		Pro Forma
	Historical	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$18,589	$—		$18,589
Receivables	157,774	2,954	(1)	160,728
Insurance receivables	26,683	—		26,683
Derivative financial instruments	11,863	—		11,863
Intangible assets	17,209	—		17,209
Prepaid expenses and other	10,630	—		10,630
Deferred tax asset	6,232	—		6,232

Total current assets	248,980	2,954		251,934
Property and Equipment, net	2,420,194	243,024	(2)(3)	2,663,218
Restricted Cash	5,000	—		5,000
Goodwill	295,598	—		295,598
Insurance Receivables	56,924	—		56,924
Derivative Financial Instruments	691	—		691
Other Assets, net of amortization	56,248	(17,625	)(3)	38,623

TOTAL ASSETS	$3,083,635	$228,353		$3,311,988

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,064	$—		$1,064
Accrued liabilities	96,936	4,851	(1)	101,787
Accrued capital costs	159,010	—		159,010
Abandonment liability	30,985	—		30,985
Accrued interest	7,726	—		7,726
Derivative financial instruments	19,468	—		19,468

Total current liabilities	315,189	4,851		320,040
Long-Term Liabilities:
Abandonment liability	191,021	—		191,021
Deferred income tax	343,948	—		343,948
Derivative financial instruments	25,343	—		25,343
Long-term debt, bank credit facility	179,000	223,502	(4)	402,502
Long-term debt, senior unsecured notes	600,000			600,000
Minority interest of consolidated subsidiary	1	—		1
Other long-term liabilities	38,115	—		38,115

Total long-term liabilities	1,377,428	223,502		1,600,930
Stockholders’ Equity:
Common stock	9	—		9
Additional paid-in capital	1,054,089	—		1,054,089
Accumulated other comprehensive (loss)	(22,576)	—		(22,576)
Accumulated retained earnings	359,496	—		359,496

Total stockholders’ equity	1,391,018	—		1,391,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,083,635	$228,353		$3,311,988

MARINER ENERGY, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(In thousands, except share data)

		Hydro Gulf			Mariner
	Mariner	of Mexico, L.L.C.	Pro Forma		Pro Forma
	Historical	Historical(5)	Adjustments		Combined
Revenues:
Natural gas	$534,537	$150,769	$—		$685,306
Oil	284,405	43,153	—		327,558
Natural gas liquids	54,192	19,862	—		74,054
Other revenues	1,591	2,863	—		4,454

Total revenues	874,725	216,647	—		1,091,372
Costs and Expenses:
Lease operating expense	152,593	30,589	—		183,182
Severance and ad valorem taxes	13,101	105	—		13,206
Transportation expense	8,788	2,385	—		11,173
General and administrative expense	41,126	—	(203)	(6)	40,923
Depreciation, depletion and amortization	384,321	—	104,803	(7)	489,124
Other miscellaneous expense	6,086	—	—		6,086

Total costs and expenses	606,015	33,079	104,600		743,694

OPERATING INCOME	268,710	183,568	(104,600)		347,678
Other Income/(Expense):
Interest income	1,403	—	—		1,403
Interest expense, net of amounts capitalized	(54,665)	—	(19,259)	(8)	(73,924)
Other income/(expense)	5,811	—	—		5,811

Income before taxes and Minority Interest	221,259	183,568	(123,859)		280,968
Provision for income taxes	(77,324)	—	(21,015)	(9)	(98,339)
Minority Interest Expense	(1)	—	—		(1)

NET INCOME	$143,934	$183,568	$(144,874)		$182,628

Earnings per share:
Net Income per share—basic	$1.68				$2.13

Net Income per share—diluted	$1.67				$2.12

Weighted average shares outstanding—basic	85,645,199		85,645,199		85,645,199
Weighted average shares outstanding—diluted	86,125,811		86,125,811		86,125,811

Notes to Unaudited Pro Forma Combined Condensed Financial Data
     The unaudited “Mariner Pro Forma Combined” financial data have been prepared to give effect to Mariner’s acquisition of HGOM on January 31, 2008. Information under the heading “Pro Forma Adjustments” gives effect to the adjustments related to the acquisition. The unaudited pro forma combined condensed statements are not necessarily indicative of the results of Mariner’s future operations.
     The unaudited pro forma combined financial information has been derived from and should be read together with Mariner’s historical consolidated financial statements and HGOM’s statement of revenues and direct operating expenses. HGOM’s statement of revenues and direct operating expenses does not reflect all of the costs of doing business.
(1)	To record current platform and gas imbalance receivables and payables of $3.0 million and $4.9 million, respectively, in accordance with the entitlement method of accounting.
(2)	To record the preliminary purchase price of assets acquired, including proved and unproved oil and gas properties.
(3)	To adjust for the $17.6 million deposit paid concurrently with the execution of the Membership Interest Purchase Agreement in December 2007.
(4)	To record additional borrowings under Mariner’s bank credit facility used to finance the acquisition.
(5)	No historical financial statements in conformity with generally accepted accounting principles in the United States of America exist for HGOM’s shelf oil and gas operations on a stand-alone basis; however, the statement of revenues and direct operating expenses is presented for the year ended December 31, 2007.
(6)	To record decreased commitment fees related to increased borrowings to finance the acquisition.
(7)	To adjust depreciation, depletion and amortization expense to give effect to the acquisition of HGOM and step-up in value using the unit of production method under the full cost method of accounting.

(8)	To adjust interest expense to give effect to the acquisition. The interest rate used was prime, or 7.25%, as of December 31, 2007.

(9)	To record income tax expense on the combined company results of operations based on a statutory combined federal and state tax rate of 35%.

Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information (Unaudited)
     The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and gas reserve and standardized measure information of Mariner and HGOM may have appeared had the businesses actually been combined as of December 31, 2007. The Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information is for illustrative purposes only. You should refer to footnote 15 in Mariner’s Notes to the Financial Statements in Part II, Item 8 of Mariner’s Form 10-K for the year ended December 31, 2007, and to footnote 2 in HGOM’s Notes to Statement of Revenues and Direct Operating Expenses included as Exhibit 99.1 to the Form 8-K/A of which this Exhibit 99.2 is a part for additional information presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities.
ESTIMATED PRO FORMA COMBINED QUANTITIES OF PROVED RESERVES

	Mariner Historical			Hydro Gulf of Mexico, L.L.C. Historical			Mariner Pro Forma Combined
			Natural			Natural			Natural
		Natural	Gas		Natural	Gas		Natural	Gas
	Oil & NGLs	Gas	Equivalents	Oil & NGLs	Gas	Equivalents	Oil & NGLs	Gas	Equivalents
	(Mbbl)	(MMcf)	(Mmcfe)	(Mbbl)	(MMcf)	(Mmcfe)	(Mbbl)	(MMcf)	(Mmcfe)
December 31, 2006	48,136	426,687	715,503	2,188	61,679	74,809	50,324	488,366	790,312
Revisions of previous estimates	5,707	2,402	36,643	—	—	—	5,707	2,402	36,643
Extensions, discoveries and other additions	4,671	61,548	89,576	16	2,206	2,304	4,687	63,754	91,880
Purchases of reserves in place	11,763	25,832	96,407	—	—	—	11,763	25,832	96,407
Sales of reserves in place	(283)	(341)	(2,041)	—	—	—	(283)	(341)	(2,041)
Production	(5,431)	(67,689)	(100,273)	(1,043)	(21,180)	(27,440)	(6,474)	(88,869)	(127,713)

December 31, 2007	64,563	448,439	835,815	1,161	42,705	49,673	65,724	491,144	885,488

ESTIMATED PRO FORMA COMBINED QUANTITIES OF PROVED DEVELOPED RESERVES

	As of December 31, 2006 (1)
		Hydro Gulf of	Mariner
	Mariner	Mexico, L.L.C.	Pro Forma
	Historical	Historical	Combined
Natural gas (Bcf)	247.8	57.3	305.1
Oil & NGLs (MMbbls)	26.8	1.8	28.6

Total (Bcfe)	408.7	68.4	477.1

	As of December 31, 2007
		Hydro Gulf of	Mariner
	Mariner	Mexico, L.L.C.	Pro Forma
	Historical	Historical	Combined
Natural gas (Bcf)	326.1	39.9	366.0
Oil & NGLs (MMbbls)	39.6	1.1	40.7

Total (Bcfe)	563.9	46.4	610.3

(1)	The Proved Developed Reserves at December 31, 2006 were calculated by adding current year production and adjusting for customary proved developed reserve adjustments to the ending balance.

PRO FORMA COMBINED STANDARDIZED MEASURE OF DISCOUNTED
FUTURE NET CASH FLOWS

	For the Year Ending December 31, 2007
		Hydro Gulf of	Mariner
	Mariner	Mexico, L.L.C.	Pro Forma
	Historical	Historical	Combined
Future cash inflows	$8,330,819	$396,879	$8,727,698
Future production costs	(1,970,944)	(62,702)	(2,033,646)
Future development costs	(955,278)	(85,282)	(1,040,560)
Future income taxes	(1,467,999)	(1,363)	(1,469,362)

Future net cash flows	3,936,598	247,532	4,184,130
Discount of future net cash flows at 10% per annum	(1,704,689)	(36,362)	(1,741,051)

Standardized measure of discounted future net cash flows	$2,231,909	$211,170	$2,443,079

Balance, December 31, 2006	$1,239,861	$308,066	$1,547,927
Increase (decrease) in discounted future net cash flows:
Sales and transfers of oil and gas produced, net of production costs	(698,652)	(180,705)	(879,357)

Net changes in prices and production costs	470,932	5,576	476,508
Extensions and discoveries, net of future development and production costs	202,272	14,970	217,242
Purchases of reserves in place	353,441	—	353,441
Development costs during period and net change in development costs	812,655	29,111	841,766
Revision of previous quantity estimates	175,039	—	175,039
Sales of reserves in place	(1,383)	—	(1,383)
Net change in income taxes	(510,611)	3,346	(507,265)
Accretion of discount before income taxes	123,986	30,806	154,792
Changes in production rates (timing) and other	64,369	—	64,369

Balance, December 31, 2007	$2,231,909	$211,170	$2,443,079